Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of U-BX Technology Ltd. of our report dated October 29, 2021, with respect to our audits of the consolidated financial statements of U-BX Technology Ltd. and Subsidiaries as of and for the years ended June 30, 2021 and 2020, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

October 29, 2021